Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-127737on Form S-8 of BankFinancial, F.S.B., of our report dated June 16, 2009, appearing in this Annual Report on Form 11-K of the BankFinancial and Subsidiaries Associate Investment Plan for the year ended December 31, 2008.

Crowe Horwath LLP

Oak Brook, Illinois

June 16, 2009